STOCK AWARD AGREEMENT

This STOCK AWARD AGREEMENT (“Agreement”), dated October 25, 2010 (the “Effective Date”), by and between Avatar Holdings Inc., a Delaware corporation (the “Company”) and Carl Mulac (the “Participant”).

1. AWARD. Pursuant to the provisions of the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan (2011 Restatement), as the same may be further amended, restated, modified or supplemented (the “Plan”), the Committee (as defined in the Plan, the “Committee”) hereby awards to the Participant, on the Effective Date, One Hundred Eighty Thousand (180,000) shares of Common Stock, (collectively, the “Shares”) subject to the terms and conditions of the Plan and the terms and conditions set forth herein, including forfeiture provisions and provisions restricting transfer. While the Shares are unvested, the Shares shall be referred to herein as “Restricted Stock”. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan. The Performance Based Shares (as defined below) are intended to constitute a Performance-Based Award within the meaning of the Plan.

2. TERMS AND CONDITIONS. The award evidenced by this Agreement is subject to the following terms and conditions:

(a) Recording of Ownership. Participant’s ownership of the Restricted Stock shall be recorded through book entry, bearing the legend pursuant to the provisions of this Agreement, and shall remain so recorded until the restrictions thereon shall have lapsed, at which time the legend shall be removed.

(b) Stock Dividends and Stock Splits. In the event the Participant receives a stock dividend on the Restricted Stock or the Restricted Stock is split or the Participant receives any other shares, securities, moneys or property representing a dividend on the Restricted Stock (other than regular cash dividends on and after the date of this Agreement) or representing a distribution or return of capital upon or in respect of the Restricted Stock or any part thereof, or resulting from a split-up, reclassification or other like changes of the Restricted Stock, or otherwise received in exchange therefor, and any warrants, rights or options issued to the Participant in respect of the Restricted Stock (collectively “RS Property”), the Participant will also immediately deposit with and deliver to the Company any of such RS Property, including any certificates representing shares duly endorsed in blank or accompanied by stock powers duly executed in blank, and such RS Property shall be subject to the same restrictions, including those of this Section 4, as the Shares of Restricted Stock with regard to which they are issued and shall herein be encompassed within the term “Restricted Stock” and the term “Shares.”

(c) Rights with Respect to Restricted Stock. Upon issuance in the Participant’s name pursuant to Section 2(a) above, the Restricted Stock will constitute issued and outstanding shares of Common Stock for all corporate purposes. From and after the date of issuance, the Participant will have the right to vote the Restricted Stock, to receive and retain all regular cash dividends payable to holders of Common Stock of record on and after the issuance of the Restricted Stock (although such dividends shall be treated, to the extent required by law, as additional compensation for tax purposes if paid on Restricted Stock) and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to the Restricted Stock, with the exceptions that (i) the Participant will not be entitled to delivery of the stock certificate or certificates representing the Restricted Stock until all the vesting requirements with respect thereto shall have been fulfilled, (ii) the Company (or its designated agent) will retain custody of the stock certificate or certificates, if any, representing the Restricted Stock and the other RS Property until all the vesting requirements with respect thereto shall have been fulfilled, (iii) no RS Property shall bear interest or be segregated in separate accounts during the applicable restriction period, and (iv) except as set forth in the Plan or this Agreement, the Participant may not sell, assign, transfer, pledge, exchange, encumber or otherwise dispose of the Restricted Stock (other than by will or the laws of descent and distribution) until all the vesting requirements with respect thereto shall have been fulfilled.

(d) Each reference contained in this Agreement to:

“Change in Control” shall mean any of the following events:

(A) A person or entity or group of persons or entities, acting in concert, shall become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of securities of the Company representing fifty-one percent (51%) or more of the combined voting power of the issued and outstanding common stock of the Company (a “Significant Owner”), unless such shares are originally issued to such Significant Owner by the Company; or

(B) The majority of the Company’s Board of Directors is no longer comprised of the incumbent directors who constitute the Board of Directors on the Effective Date1 (as defined in Section 22(a) of the Plan) and any other individual(s) who becomes a director subsequent to the Effective Date of the Plan whose initial election or nomination for election as a director, as the case may be, was approved by at least a majority of the directors who comprised the incumbent directors as of the date of such election or nomination; or

(C) A sale of all or substantially all of the assets of the Company; or

(D) The Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in clause (C) above, and such transaction shall have been consummated.

“Common Stock” shall mean common stock, par value $1.00 per share, of the Company.

“Employment Agreement” shall mean the Participant’s employment agreement with the Company and Avatar Properties Inc., a wholly owned subsidiary of the Company, entered into October 25, 2010, as amended or restated from time to time.

3. VESTING; STOCK CERTIFICATES

(a) General. Subject to Section 4 hereof, Shares of Restricted Stock shall vest and cease to be Restricted Stock upon the satisfaction of the performance based vesting requirements of Section 3(b) and the time based vesting requirements of Section 3(c) below.

(b) Performance Based Vesting. One Hundred Forty Four Thousand (144,000) Shares of Restricted Stock (the “Performance Based Shares”) shall vest following the achievement by the Company of the performance goals (collectively the “Benchmarks”), provided that the Participant remains continuously employed by the Company through December 31 of the year in which the Benchmark in question is met, as set forth in this Section 3(b):

(i) Twenty percent (20%) of the Performance Based Shares shall vest on the December 31 of the year in which the closing stock price of the Common Stock on its principal trading market shall have been at least $25.00 per share for twenty (20) trading days out of thirty (30) consecutive trading days (the “$25 Benchmark”). In the event that the $25 Benchmark is not achieved on or prior to December 31, 2014, the Performance Based Shares described in this Section 3(b)(i) shall be immediately forfeited to the Company without any compensation or remuneration due to the Participant with respect to such Shares.

(ii) Twenty percent (20%) of the Performance Based Shares shall vest on the December 31 of the year in which the closing stock price of the Common Stock on its principal trading market shall have been at least $30.00 per share for twenty (20) trading days out of thirty (30) consecutive trading days (the “$30 Benchmark”). In the event that the $30 Benchmark is not achieved on or prior to December 31, 2014, the Performance Based Shares described in this Section 3(b)(ii) shall be immediately forfeited to the Company without any compensation or remuneration due to the Participant with respect to such Shares.

(iii) Thirty percent (30%) of the Performance Based Shares shall vest on the December 31 of the year in which the closing stock price of the Common Stock on its principal trading market shall have been at least $35.00 per share for twenty (20) trading days out of thirty (30) consecutive trading days (the “$35 Benchmark”). In the event that the $35 Benchmark is not achieved on or prior to December 31, 2015, the Performance Based Shares described in this Section 3(b)(iii) shall be immediately forfeited to the Company without any compensation or remuneration due to the Participant with respect to such Shares.

(iv) Thirty percent (30%) of the Performance Based Shares shall vest on the December 31 of the year in which the closing stock price of the Common Stock on its principal trading market shall have been at least $40.00 per share for twenty (20) trading days out of thirty (30) consecutive trading days (the “$40 Benchmark”). In the event that the $40 Benchmark is not achieved on or prior to December 31, 2015, the Performance Based Shares described in this Section 3(b)(vi) shall be immediately forfeited to the Company without any compensation or remuneration due to the Participant with respect to such Shares.

The Company shall not be considered to have achieved any of the Benchmarks, unless the Committee certifies in writing that the applicable Benchmarks have been met (the “Written Certification”). Upon the delivery of the Written Certification, the Benchmarks to which the Written Certification relates shall be deemed met and the appropriate number of Performance Based Shares shall be deemed vested (retroactively, if necessary due to the timing of the Written Certification), provided that all the other vesting requirements are met. No Performance Based Shares under this Agreement shall vest unless the Committee makes the Written Certification.

For avoidance of doubt it is understood that: (i) the vesting conditions in Section 3(b)(i)-(iv) are incremental and not cumulative, such that, provided all the other vesting terms and conditions are met, the achievement of a single Benchmark may lead to vesting of Performance Based Shares pursuant to more than a single prong of Section 3(b); and (ii) Performance Based Shares may vest only once pursuant to each prong of Section 3(b).

Notwithstanding anything in this Agreement to the contrary, the Performance Based Shares (whether vested or unvested) shall be forfeited to the Company, without compensation, unless the 2011 Restatement to the Plan is approved by the Company shareholders no later than October 25, 2011 pursuant to applicable laws including Section 162(m) of the Code.

(c) Time Based Vesting. Thirty Six Thousand (36,000) Shares of Restricted Stock (the “Time Based Shares”) shall vest in accordance with the following table, provided that the Participant remains continuously employed by the Company through such date:

	Number of Shares
	Subject to Incremental	Number of Shares Subject
Vesting Date	Vesting	to Cumulative Vesting
December 31, 2011	9,000	9,000
December 31, 2012	9,000	18,000
December 31, 2013	9,000	27,000
December 31, 2014	9,000	36,000

There shall be no proportionate or partial vesting in the periods between the vesting dates and all vesting shall occur only on the aforementioned vesting dates.

(d) Stock Certificates; Book Entry. When Restricted Stock becomes vested in accordance with the terms of this Agreement, the Company shall promptly issue and deliver, unless the Company is using book entry, to the Participant a new stock certificate registered in the name of the Participant for such Shares that have become vested without the legend set forth in Section 6, but with any other legend required pursuant to applicable law, and deliver to the Participant any other related RS Property from the date of grant with respect to such Shares that have become vested.

4. TERMINATION OF EMPLOYMENT; CHANGE IN CONTROL.

(a) For purposes of this Section 4, the terms Release, Cause, Good Reason, shall have the meanings ascribed to such terms in the Employment Agreement; provided, however, if the Participant is no longer employed pursuant to such Employment Agreement, each such term shall have the meaning ascribed to it in the Employment Agreement last in effect which contains such defined term.

(b) Unless otherwise provided in this Section 4, upon any termination of employment with the Company, the Participant shall forfeit to the Company, without compensation, all the shares of Restricted Stock which have not vested on the date of such termination of employment with the Company.

(c) If the Participant’s employment with the Company is terminated by the Company without Cause, or is terminated by the Participant for Good Reason and provided that the Participant executes, delivers (and does not revoke) the Release as provided for in the Employment Agreement, then (i) the number of Time Based Shares equal to (A) the number of such shares that would have vested on the December 31 of the year in which the termination occurred multiplied by (B) a fraction equal to the number of days from January 1 of the year in which the termination occurs to the date of termination, divided by 365, shall vest on the date of termination; and (ii) the number of Performance Based Shares with respect to which the applicable Benchmarks have been met as of the date of termination, shall vest as of the date of termination (retroactively, if necessary due to the timing of the Written Certification) subject to Written Certification.

(d) In the event Change in Control occurs during the “Term” (as defined in the Employment Agreement) or within 120 days following the termination of Participant’s employment with the Company other than by the Company for Cause or by the Participant without Good Reason, then: (i) the Time Based Shares shall fully vest at the time of the Change in Control; and (ii) the Performance Based Shares shall vest at the time of the Change in Control, to the extent any of the Benchmarks have been met at such time. Solely for purposes of clause 4(d)(ii) above, if the purchase price per share of Common Stock (or the fair market value of a share of Common Stock, where a determination of the valuation of a share would be required), is equal to or greater than any of the per share prices set forth in the applicable provisions of Section 3(d), the corresponding Benchmark shall be deemed to have been met, regardless of whether such price has been maintained for the requisite period of time.

5. TAXES.

(a) Generally. The Participant agrees that, subject to Section 5(b) below, (i) no later than the date on which any Restricted Stock shall have become taxable to the Participant as compensation, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state or local, domestic or foreign taxes of any kind required by law to be withheld with respect to any Restricted Stock which shall have become so taxable, and (ii) the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to any Restricted Stock which shall have become so taxable.

(b) Section 83(b) Election. If the Participant properly elects within thirty (30) days after the award of the Restricted Stock in accordance with Code Section 83(b) to include in gross income for federal income tax purposes in the year of issuance the fair market value of such Restricted Stock, the Participant shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to such Restricted Stock. If the Participant shall fail to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to such Restricted Stock. The Participant acknowledges that it is the Participant’s sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if the Participant elects to utilize such election.

6. LEGENDS. All certificates representing the Shares shall have endorsed thereon any legend required to be placed thereon by applicable laws as well as the following legend:

“The shares of common stock represented hereby are subject to terms and conditions (including forfeiture and restrictions on transfer) set forth in the employment agreement, as the same may be amended, restated modified or supplemented, between Avatar Holdings Inc. and the registered owner of the shares represented hereby (or such owner’s predecessor in interest) which agreement is binding upon any and all owners of any interests in such shares. The shares of common stock represented hereby may be transferred only upon specific instructions from Avatar Holdings Inc.”

7. POWER OF ATTORNEY. The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof. The Company’s appointment as attorney-in-fact is irrevocable and coupled with an interest. The Company, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments and transfers of the Restricted Stock and other RS Property, and the Participant hereby ratifies and confirms all that the Company, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, the Participant shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for this purpose.

8. SECTION 409A OF THE CODE. If any payment or entitlement provided to the Participant hereunder in connection with the Participant’s termination of employment, is determined, in whole or in part, to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (“Section 409A”) and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i), no part of such payments shall be paid before the day that is six (6) months plus one (1) day after the date of termination or earlier death (the “New Payment Date”). The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of termination and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date. Thereafter, any payments that remain outstanding as of the day immediately following the New Payment Date shall be paid without delay over the time period originally scheduled, in accordance with the terms of this Agreement. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits subject to Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A, and for purposes of any such provision of this Agreement, references to a “resignation,” “termination,” “terminate,” “termination of employment” or like terms shall mean separation from service. The parties acknowledge and agree that the interpretation of Section 409A and its application to the terms of this Agreement is uncertain and may be subject to change as additional guidance and interpretations become available. Anything to the contrary herein notwithstanding, all benefits or payments provided by the Company to the Participant that would be deemed to constitute “nonqualified deferred compensation” within the meaning of Section 409A are intended to comply with Section 409A. If, however, any such benefit or payment is deemed to not comply with Section 409A, the Company and the Participant agree to renegotiate in good faith any such benefit or payment (including, without limitation, as to the timing of any severance payments payable hereof) so that either (i) Section 409A will not apply or (ii) compliance with Section 409A will be achieved; provided, however, that any resulting renegotiated terms shall provide to the Participant the after-tax economic equivalent of what otherwise has been provided to the Participant pursuant to the terms of this Agreement, and provided further, that any deferral of payments or other benefits shall be only for such time period as may be required to comply with Section 409A.

9. REGULATORY COMPLIANCE AND LISTING. The issuance or delivery of any stock certificates representing shares of Common Stock issuable pursuant to this Agreement may be postponed by the Committee for such period as may be required to comply with any applicable requirements under the federal or state securities laws, any applicable listing requirements of any national securities exchange or securities association, and any applicable requirements under any other law, rule or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to deliver any such shares of Common Stock to the Participant if delivery thereof would constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange or securities association.

10. INVESTMENT REPRESENTATIONS AND RELATED MATTERS. The Participant hereby represents that the Common Stock issuable pursuant to this Agreement is being acquired for investment and not for sale or with a view to distribution thereof. The Participant acknowledges and agrees that any sale or distribution of shares of Common Stock issued pursuant to this Agreement may be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement has become effective and is current with regard to the shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, prior to any such sale or distribution. The Participant hereby consents to such action as the Committee or the Company deems necessary or appropriate from time to time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of this Agreement, including but not limited to placing restrictive legends on certificates evidencing shares of Common Stock issued pursuant to this Agreement and delivering stop transfer instructions to the Company’s stock transfer agent.

11. NO RIGHT TO CONTINUED EMPLOYMENT. This Agreement does not confer upon the Participant any right to continued employment by the Company or any of its subsidiaries or affiliated companies, nor shall it interfere in any way with the right of the Participant’s employer to terminate the Participant’s employment at any time for any reason or no reason.

12. CONSTRUCTION. The Plan and this Agreement will be construed by and administered under the supervision of the Committee, and all determinations of the Committee will be final and binding on the Participant.

13. NOTICES. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, (i) to the Participant at the last address specified in Participant’s employment records, or such other address as the Participant may designate in writing to the Company, or (ii) to the Company, Avatar Holdings Inc., 201 Alhambra Circle, 12th Floor, Coral Gables, Florida 33134, Attention: Corporate Secretary, or such other address as the Company may designate in writing to the Participant.

14. FAILURE TO ENFORCE NOT A WAIVER. The failure of either party hereto to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

15. GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

16. INCORPORATION OF PLAN. The Plan is hereby incorporated by reference and made a part of this Agreement, and this Agreement shall be subject to the terms of the Plan, as the Plan may be amended from time to time.

17. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which together shall represent one and the same agreement.

18. MISCELLANEOUS. This Agreement cannot be modified or terminated orally. This Agreement, the Employment Agreement and the Plan contain the entire agreement between the parties relating to the subject matter hereof. The section headings herein are intended for reference only and shall not affect the interpretation hereof.

(signature page follows)

[1]	Solely for purposes of Section 3(e) hereof, the term “Effective Date” shall have the meaning ascribed to it in Section 22(a) of the Plan.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

AVATAR HOLDINGS INC.
By:	/s/ Juanita I. Kerrigan

Name: Juanita I. Kerrigan Title: Vice President

_	/s/ Carl Mulac

Carl Mulac